Exhibit 99.1

AT THE COMPANY	AT FTI CONSULTING
Marc S. Goldfarb Senior Vice President & General Counsel	Jennifer Milan / Daniel Haykin General Information
201-405-2454	212-850-5600

FOR IMMEDIATE RELEASE

KID BRANDS ANNOUNCES MANAGEMENT CHANGES

East Rutherford, N.J. – September 12, 2012 – Kid Brands, Inc. today announced several management changes.

The Company announced the appointment of Kerry Carr as Executive Vice President and Chief Operating Officer of the Company, effective immediately.

Raphael Benaroya, Executive Chairman of Kid Brands, Inc. stated, “Kerry has been serving as an operational consultant to Kid Brands for the last few months and I have had the opportunity to work closely with her. Kerry has extensive experience in the consumer goods sector, having served in operational, finance, restructuring and internal audit roles. I have personally observed her expertise and professional manner. She will bring a high level of energy, discipline and quality of work to her new position. Kerry has already begun to affect favorably our inventory management and logistics, and she is also addressing expense reduction opportunities across the business.” Ms. Carr served in various senior level executive positions with Avon Products, Inc. from 2003 to April 2012. Prior thereto, she worked with AT&T and served in various capacities at The Walt Disney Company.

The Company also announced the appointment of Renee Pepys Lowe as President of Kids Line, LLC and CoCaLo, Inc., the Company’s subsidiaries which comprise its Soft Home group, effective immediately. Ms. Lowe founded CoCaLo and served as its President from its acquisition by Kid Brands in April 2008 until August 2010, and prior to that since its inception in 1998. Mr. Benaroya stated, “We are delighted to have Renee back with us. She has an intimate knowledge of this business sector, and a particular expertise in product, sales and marketing. Renee will be highly focused on these areas, and we expect her to immediately emphasize product newness and creativity, as well as marketing and customer relationships. I am confident she will provide the professional leadership to move our Soft Home group forward.”

The Company also announced the resignation of David C. Sabin as President of Kids Line and CoCaLo to explore other opportunities. Mr. Sabin held the position of President of Kids Line since January 2010 and CoCaLo since September 2010.

Mr. Benaroya stated, “On behalf of the Board, I thank David for his contributions to the Company. David served the Company during a period of transition and we appreciate his efforts on our behalf. We wish him well in his future endeavors.”

Inducement Equity Awards

In connection with the appointment of Ms. Carr as Executive Vice President and Chief Operating Officer of the Company, she and the Company executed an employment agreement dated as of September 12, 2012 (the “Carr Commencement Date”). Pursuant to such employment agreement, and as a material inducement to Ms. Carr accepting the position with the Company, among other things, the Company agreed, on the Carr Commencement Date, or within 30 days thereafter, to grant Ms. Carr stock appreciation rights (“SARs”) having an aggregate grant date fair value of not less than $500,000. The SARs will be issued outside of the Company’s Equity Incentive Plan (the “EI Plan”), as a result of the limited number of shares currently remaining available for grant thereunder. The SARs may be settled in cash, common stock or a combination of both, in the sole discretion of the Compensation Committee of the Board, and are generally exercisable for a period of ten years from the date of grant. The SARs will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and will vest at a rate of 20% per year, commencing on the first anniversary of the date of grant. The impact of various termination events on the period of exercisability and vesting of the SARs will be substantially identical to the impact of such events on currently outstanding SARs under the EI Plan (“Termination Impacts”), as described in the narrative following the “2011 Outstanding Equity at Fiscal Year End” table of the Company’s 2012 Proxy Statement.

The terms of the employment agreement between the Company and Ms. Carr will be described in a Current Report on Form 8-K to be filed by the Company.

In connection with the appointment of Ms. Lowe as President of Kids Line and CoCaLo, she and the Company executed an employment agreement dated as of September 12, 2012 (the “Lowe Commencement Date”). Pursuant to such employment agreement, and as a material inducement to Ms. Lowe accepting the position with Kids Line and CoCaLo, among other things, the Company agreed, on the Lowe Commencement Date, or within 30 days thereafter, to grant Ms. Lowe SARs having an aggregate grant date fair value of not less than $300,000. The SARs will be issued outside of the EI Plan, as a result of the limited number of shares currently remaining available for grant thereunder. The SARs may be settled in cash, common stock or a combination of both, in the sole discretion of the Compensation Committee of the Board, and are generally exercisable for a period of ten years from the date of grant. The SARs will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and will vest at a rate of 20% per year, commencing on the first anniversary of the date of grant. The Termination Impacts will apply to this grant.

The terms of the employment agreement between the Company and Ms. Lowe will be described in a Current Report on Form 8-K to be filed by the Company.

Kid Brands, Inc.

Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and e-commerce retailers worldwide.

The Company’s current operating subsidiaries consist of: Kids Line, LLC; LaJobi, Inc; Sassy, Inc.; and CoCaLo, Inc. Through these wholly-owned subsidiaries, the Company designs, manufactures (through third parties) and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor, food preparation and nursery appliances, and diaper bags (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.kidbrands.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “believe”, “expect”, “project”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, order backlog, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to those set forth under Item 1A, “Risk Factors”, of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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